Exhibit 99.1

Date:	November 19, 2014
Contact:	Gary S. Olson, President & CEO
Corporate Office:	200 Palmer Street
Stroudsburg, Pennsylvania 18360
Telephone:	(570) 421-0531

ESSA BANCORP, INC.

BECOMES A BANK HOLDING COMPANY

Stroudsburg, Pennsylvania, November 19, 2014 — ESSA Bancorp, Inc. (NASDAQ Global MarketSM: ESSA), the holding company for ESSA Bank & Trust, a $1.6 billion asset financial institution providing full service retail and commercial banking, financial and investment services, today announced it is now regulated as a bank holding company.

The change to a bank holding company from a savings and loan holding company became effective on November 14, 2014. ESSA Bank & Trust converted from a state-chartered savings & loan association to a state-chartered savings bank earlier in 2014.

“We believe our change to a bank holding company is appropriate, reflecting our Company’s increased scale, capital strength, and is consistent with our goals to build a larger and more diversified retail and commercial loan and deposit base,” said Gary S. Olson, President and CEO. “As the Bank has evolved into a leading banking presence in northeastern Pennsylvania, we maintain the commitment to community that was at the heart of the thrift banking concept.

“Our change to a bank holding company should support greater efficiency in regulatory compliance, increased operational flexibility, and more streamlined interactions between the Company and the Bank. We look forward to continuing our working relationship with the regulatory authorities.”

About The Company

ESSA Bancorp (NASDAQ: ESSA), headquartered in Stroudsburg, PA, is the holding company for ESSA Bank & Trust, a $1.6 billion asset institution with 27 banking offices serving markets in Northeastern Pennsylvania, including Monroe County and Lehigh and Northampton Counties in the Lehigh Valley and Lackawanna and Luzerne Counties in the Scranton and Wilkes-Barre areas. The Bank provides a full range of retail and commercial banking services, asset management, investment advisory, insurance and employee benefits consulting. ESSA Bank & Trust maintains its corporate headquarters in downtown Stroudsburg, Pennsylvania and has 27 community offices throughout the Greater Pocono, Lehigh Valley, Scranton and Wilkes-Barre markets in Pennsylvania. In addition to being one of the region’s largest mortgage lenders, ESSA Bank & Trust offers a full range of retail, commercial financial services, and financial advisory and asset management capabilities. ESSA Bancorp, Inc. stock trades on The NASDAQ Global Select Market(SM) under the symbol “ESSA.”

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including compliance costs and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above and in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended September 30, 2013, could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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